SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2020

NextMart, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26347	41-0985135
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

500 S Australian Ave,

West Palm Beach FL 33401

(Address of principal executive offices) (Zip Code)

(954) 837-6833

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers

On November 19, 2020 the Company accepted Daniel Sobolewski's (attached as an exhibit) resignation. The new interim management officer/director appointed on November 19, 2020 is Miro Zecevic.

Mr. Miro Zecevic – Interim Turn Around Management

Mr. Zecevic is 57 years old and makes his home in West Palm Beach Florida. Miro is an experienced financial executive with more than 30 years of finance experience and 17 years with publicly traded companies. He has an extensive background in capital formation mergers and acquisitions (M&A). He is currently an independent consultant with several other issuers focused on M&A, capital raises, and optimization.

Additional Information

As of the date of this filing, the Company has not entered into any material plans, contracts, or other arrangements (whether or not written) with its new officers and directors.

There are no arrangements or understandings among members of both the former and new control person and their associates concerning the election of directors of the Company or other matters.

Item 8.01 Other Events

The Company recently filed the required documents with the State of Delaware to resolve the delinquency issues and to update its operational status together with the new officers and Directors. Notwithstanding the Company is advised by the State of DE that the online query will not reflect the change until the Company State filings are renewed in March 2021.  Certain UCC filings may be found relating to this transaction namely the preferred shareholder and Interstate Capital and the pending new permanent management and their respective company operations.

The currently preferred shareholder, Mina Mar Group, has assigned 33.3 % of its controlling interest to Intersection Capital LLC in exchange for a one-time cash payment of $75,000 with an outlook to acquire the remaining 66.7% of the preferred shares in concert with other non-related matters affecting the Company.

The Company has commenced with certain legal and accounting procedural steps to return to being an SEC reporting entity, for the new incoming candidate and operator.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

17.1 - Resignation of Daniel Sobolewski

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NextMart, Inc.

Date: November 19, 2020	By:	/s/ Miro Zecevic
Miro Zecevici, Interim Chief Executive Officer

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